Exhibit 10.76

                                 FOURTH ADDENDUM
                                       TO
                               SECOND AMENDED AND
                            RESTATED CREDIT AGREEMENT

THIS FOURTH ADDENDUM to Second Amended and Restated Credit Agreement ("Fourth Addendum") is made as of the 21st day of September, 2004 by Wells Fargo Bank, National Association, successor-in-interest to Wells Fargo Bank Iowa, National Association (the "Bank") and Patient Infosystems, Inc. (the "Borrower").

Recitals:

A. The Bank and the Borrower entered into a Second Amended and Restated Credit Agreement, with an Effective Date of March 28, 2002 ("Credit Agreement"), as amended by a (i) First Addendum to Second Amended and Restated Credit Agreement entered into by the Bank and the Borrower on June 28, 2002, (ii) Second Addendum to Second Amended and Restated Credit Agreement entered into by the Bank and Borrower on March 28, 2003, and (iii) Third Addendum to Second Amended and Restated Credit Agreement entered into by the Bank and Borrower on December 31, 2003, pursuant to which the Bank made available to the Borrower a $3,000,000 revolving line of credit. Borrowings under the Line are currently evidenced by a $3,000,000 promissory note, dated June 28, 2002 ("Existing Revolving Note").

B. As of September 21, 2004 there is owed on the Existing Revolving Note the principal amount of $3,000,000.00 and accrued, unpaid interest in the amount of $16,971.51.

C. The Borrower has requested that the Bank increase the Line to Seven Million Dollars ($7,000,000.00).

D. The Borrower has requested that the Bank extend the Line Availability Period to July 31, 2006.

E. The Bank and the Borrower wish to amend the Credit Agreement pursuant to the terms of this Fourth Addendum.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed:

1. All terms not otherwise defined in this Fourth Addendum shall have the meaning given to such term in the Credit Agreement. The recital paragraphs are hereby incorporated as though fully set forth in this Fourth Addendum.

2. Notwithstanding the execution of the Credit Agreement or any addendum thereto, or the delivery of all documents in furtherance thereof, the obligation of the Bank to make any advance on the Line and this Fourth Addendum becoming effective shall be subject to the timely satisfaction of the following conditions precedent:

     a) No event of default or event which will mature into an event of default, shall have occurred and be continuing.

     b) The representations and warranties of the Borrower contained in the Documents shall be true and correct as of the date of any advance on the Line.

     c) The Borrower shall have delivered to the Bank copies, duly certified as of the date of this Fourth Addendum by the Borrower's secretary of
          (i) the resolutions of Borrower's board of directors authorizing the execution and delivery of this Fourth Addendum and the Documents required by this Fourth Addendum, (ii) all documents evidencing other necessary Borrower action, and (iii) all approvals or consents required, if any, with respect to the Documents.

     d) The Borrower shall have delivered to the Bank a certificate of its secretary certifying the name(s) of the person(s) authorized to sign this Fourth Addendum and the Documents, and all other documents and certificates of the Borrower to be delivered hereunder, together with the true signatures of such person(s).

     e) The Borrower shall have delivered the Documents and the agreements listed below, each of which shall be in a form and content satisfactory to the Bank, executed by the parties specified therein, and all other documents, certificates, opinions and statements requested by the Bank:

          i)   This Fourth Addendum.

          ii) The revolving note attached hereto as Exhibit "A" ("New Revolving Note") which shall evidence the Borrower's obligation to repay advances made under the Line (as defined below). Upon this Fourth Addendum becoming effective, the New Revolving Note will replace, but not be deemed to satisfy, the Existing Revolving Note.

     f) The Bank shall have received new Standby L/C described below, in a form satisfactory to the Bank, with an expiration date of December 31, 2006:

          i) Issued by West Des Moines State Bank on account of John Pappajohn in the amount of $750,000; ii) Issued by Manufacturers and Traders Trust Company on account of Derace L. Schaffer in the amount of $1,250,000; iii) Issued by Manufacturers and Traders Trust Company on account of Derace L. Schaffer in the amount of $500,000.

     g) The Bank shall have received from John Pappajohn the Consent to Fourth Addendum of Second Amended and Restated Credit Agreement, Ratification of Guaranty and Waiver of Claims attached hereto as Exhibit "A".

     h) The Borrower shall have reimbursed the Bank for all expenses incurred by it in connection with this Fourth Addendum, including but not limited to, attorney's fees.

3. Section 1.1 (Line Credit Amount) of the Credit Agreement is hereby deleted and the following new Section 1.1 is substituted in lieu thereof:

          1.1 Line Credit Amount. During the Line Availability Period defined below, the Bank agrees to provide a revolving line of credit (the "Line") to the Borrower. Outstanding amounts under the Line will not, at any one time, exceed SEVEN MILLION DOLLARS AND 00/100 DOLLARS ($7,000,000.00).

4. Section 1.2 (Line Availability Period) of the Credit Agreement is hereby deleted and the following new Section 1.2 is substituted in lieu thereof:

          1.2 Line Availability Period. The "Line Availability Period" will mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met, whichever is earlier, through and including July 31, 2006 (the "Line Expiration Date").

5. The Borrower does hereby release and forever discharge the Wells Fargo Bank, National Association, Wells Fargo Bank Iowa, National Association, Wells Fargo & Company, and their respective affiliates and their officers, directors, attorneys, agents, employees, successors and assigns from all causes of action, suits, claims and demands of every kind and character, liquidated or unliquidated, fixed, contingent, direct or indirect without limit, including any action in law or equity, which the Borrower now has or may ever have had against them, if the circumstances giving rise to such causes of action, suits, claims and demands arose prior to the date of this Fourth Addendum.

6. Except as modified by this Fourth Addendum, all the terms and conditions of the Credit Agreement, as amended, shall remain in full force and effect.

7. The Credit Agreement, as amended, embodies the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter thereof and supersedes all prior agreements and understandings among such parties with respect to the subject matters thereof.



IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, the parties have executed this Fourth Addendum as of the day and year first above written.

PATIENT INFOSYSTEMS, INC.


By:  /s/Kent A. Tapper
Its: Sr. Vice President


WELLS FARGO BANK, NATIONAL ASSOCIATION


By: /s/Elizabeth M. Emde
     Elizabeth M. Emde, Assistant Vice President